EXHIBIT (a)(4)

                         WESTWOOD FINANCIAL CORPORATION

                           Offer to Purchase for Cash
                     Up to 64,000 Shares of its Common Stock
                         at a Purchase Price Not Greater
                   than $15.00 Nor Less than $14.00 Per Share


To Our Clients:

         Enclosed  for  your  consideration  are the  Offer to  Purchase,  dated
November 25, 1996 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Westwood Financial Corporation, a New Jersey corporation (the "Company"), to purchase up to 64,000 shares of its common stock, par value $0.10 per share (the "Shares") at prices net to the seller in cash, not greater than $15.00 nor less than $14.00 per Share, specified by tendering stockholders, on the terms and subject to the conditions of the Offer.

         The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $15.00 nor less than $14.00 per Share) that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to purchase 64,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn at prices not greater than $15.00 nor less than $14.00 per Share) pursuant to the Offer, or such greater number as the Company may elect to purchase. All Shares validly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

         If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 64,000 Shares are validly tendered and not withdrawn at or below the Purchase Price, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase on a pro rata basis from all stockholders whose Shares are validly tendered and not withdrawn at or below the Purchase Price.

         We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

         Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

                  1. You may tender Shares at prices, net to you in cash, not greater than $15.00 nor less than $14.00 per Share, as indicated in the attached instruction form.

                  2. You may designate the priority in which your Shares will be purchased in the event of proration.

                  3. The Offer is not conditioned upon any minimum number of Shares being tendered.

                  4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern time, on Thursday, December 26, 1996, unless the Company extends the Offer.


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                  5. The Offer is for 64,000 Shares, constituting approximately
         10% of the Shares outstanding as of November 22, 1996.

                  6. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

                  7. If you wish to tender portions of your Share holdings at different prices, you must complete separate instructions for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. The same Shares cannot be tendered at different prices unless such tendered Shares are withdrawn and retendered.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON THURSDAY, DECEMBER 26, 1996 UNLESS THE COMPANY EXTENDS THE OFFER.

         The Company is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, blue sky or other laws of such jurisdiction.

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




                                Instruction Form
                               With Respect to the
                         WESTWOOD FINANCIAL CORPORATION
                           Offer to Purchase for Cash
                     Up to 64,000 Shares of Its Common Stock
                    at a Purchase Price Per Share Not Greater
                   than $15.00 Nor Less than $14.00 Per Share


         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 25, 1996 and related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Westwood Financial Corporation, a New Jersey corporation (the "Company"), to purchase up to 64,000 shares of its common stock, par value $0.10 per share (the "Shares") at prices, net to the Seller in cash, not greater than $15.00 nor less than $14.00 per Share, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer.

         The undersigned acknowledges that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $15.00 nor less than $14.00 per Share) that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to purchase 64,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn at prices not greater than $15.00 nor less than $14.00 per Share) pursuant to the Offer, or such greater number as the Company may elect to purchase. All Shares validly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares. See Section 1 of the Offer to Purchase.

         The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration.


              Aggregate number of Shares to be tendered by you for
                         the account of the undersigned:

                                __________ Shares



_____________________
* Unless otherwise indicated, all of the Shares held for the account of the undersigned will be tendered.

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--------------------------------------------------------------------------------
                         PRICE (IN DOLLARS) PER SHARE AT
                         WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                   INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

                               CHECK ONLY ONE BOX.
                    IF MORE THAN ONE BOX IS CHECKED, OR IF NO
                  BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED
                  HEREIN), THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------
|_|$14.0000                              |_|$14.5000
|_| 14.0625                              |_| 14.5625
|_| 14.1250                              |_| 14.6250
|_| 14.1875                              |_| 14.6875
|_| 14.2500                              |_| 14.7500
|_| 14.3125                              |_| 14.8125
|_| 14.3750                              |_| 14.8750
|_| 14.4375                              |_| 14.9375
                                         |_| 15.0000
--------------------------------------------------------------------------------


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                                  SIGNATURE BOX

Signature(s)____________________________________________________________________

Dated ___________________________________________________________________, 199__

Name(s) and Address(es)_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                 (Please Print)

Area Code and Telephone Number__________________________________________________

Taxpayer Identification or
Social Security Number__________________________________________________________

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